Exhibit 99.(i)

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D/A is filed on behalf of each of us.

Dated:  October 23, 2002

/s/ ROBERT G. MCNEIL
Robert G. McNeil

/s/ FRED A. MIDDLETON
Fred A. Middleton

/s/ TIMOTHY C. MILLS
Timothy C. Mills

/s/ TIMOTHY J. WOLLAEGER
Timothy J. Wollaeger

/s/ PAULETTE J. TAYLOR
Paulette J. Taylor

Sanderling Venture Partners V Co-Investment Fund, L.P.
Sanderling V Biomedical Co-Investment Fund, L.P
Sanderling V Limited Partnership
Sanderling V Beteiligungs GmbH & Co. KG
Sanderling IV Biomedical, L.P.
Sanderling Venture Partners IV, L.P.
Sanderling IV Biomedical Co-Investment Fund, L.P.
Sanderling Venture Partners IV Co-Investment Fund, L.P.

/s/ FRED A.MIDDLETON
Fred A. Middleton
General Partner